UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2022

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common units representing Limited Partner Interests	NGL	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PB	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.     Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, NGL Energy Partners LP (the “Partnership” or "NGL") announced the appointment of Brad Cooper to serve as the Executive Vice President and Chief Financial Officer of NGL Energy Holdings LLC (the “General Partner”), the general partner of the Partnership, effective January 13, 2023 (the “Effective Date”). Mr. Cooper will succeed Linda Bridges, who notified the Partnership on December 30, 2022, that she has resigned from her position of Executive Vice President and Chief Financial Officer effective January 13, 2023 to pursue other interests.

Mr. Cooper joined the Partnership in June 2021 as the Partnership’s Senior Vice President of Administration and Risk Management. Mr. Cooper has over 20 years of experience in the energy space working for public companies with experience across upstream, midstream and downstream sectors. Most recently prior to joining the Partnership, Mr. Cooper spent 10 years with WPX Energy where he was Vice President of Finance and Treasurer. Prior to WPX Energy, he was at The Williams Companies where he held various corporate finance and risk management leadership roles.

The details of Mr. Cooper's compensation in connection with his appointment will be determined by the Board of Directors of the General Partner at a later date.

Mr. Cooper does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the General Partner and there are no arrangements or understandings between Mr. Cooper and any other person pursuant to which Mr. Cooper was appointed as the Executive Vice President, Chief Financial Officer. There are no transactions in which Mr. Cooper had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.      Other Matters.

On January 3, 2023, the Partnership announced an increase to its Fiscal 2023 Adjusted EBITDA guidance, from greater than $600 million to greater than $630 million and a reduction of outstanding debt balances by approximately $227 million during its third fiscal quarter and has a total debt balance of $3.258 million as of December 31, 2022.

A press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

NGL provides Adjusted EBITDA guidance that does not include certain charges and costs, which in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as income taxes, interest and other non-operating items, depreciation and amortization, net unrealized gains and losses on derivatives, lower of cost or net realizable value adjustments, gains and losses on disposal or impairment of assets, gains and losses on early extinguishment of liabilities, equity-based compensation expense, acquisition expense, revaluation of liabilities and items that are unusual in nature or infrequently occurring. The exclusion of these charges and costs in future periods will have a significant impact on the Partnership’s Adjusted EBITDA, and the Partnership is not able to provide a reconciliation of its Adjusted EBITDA guidance to net income (loss) without unreasonable efforts due to the uncertainty and variability of the nature and amount of these future charges and costs and the Partnership believes that such reconciliation, if possible, would imply a degree of precision that would be potentially confusing or misleading to investors.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 3, 2023.
101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: January 3, 2023		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer